Exhibit 10.15

SECOND AMENDMENT TO THE
ALBEMARLE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
In accordance with Section 7.01 of the Albemarle Corporation Supplemental Executive Retirement Plan (the “Plan”), the Plan is hereby amended as follows:
1.    Sections 3.01(d)(ii) and (iii) of the Plan are amended in their entirety to read as follows:

“(ii) Effective December 31, 2012, for Participants who retire on or after December 31, 2012, for purposes of determining such Participants’ benefits under this Plan, the amount of each Participant’s Final Average Compensation shall be frozen as of December 31, 2012, and for Participants who retire on or after December 31, 2020, such Participants’ Final Average Compensation shall be determined as of December 31, 2014. For purposes of determining Short Service Benefits under Section 3.01(b), to the extent a Participant’s Final Average Compensation is frozen under this paragraph (ii), such Participant’s Primary Social Security Benefit shall also be frozen for purposes of determining the offset under Section 3.01(b)(i)(B)(II).
(iii) For purposes of determining Excess Benefits under Section 3.01(a), for Participants whose Final Average Compensation is limited under the provisions of Code Section 401(a)(17), Final Average Compensation as of December 31, 2012 or December 31, 2014, as applicable, shall be determined based on the applicable Code Section 401(a)(17) limit in effect on the relevant benefit determination date, but not in excess of the Participant’s total compensation (without regard to the Code Section 401(a)(17) limit) as of December 31, 2012 or December 31, 2014, as applicable.”
2.    This Second Amendment shall be effective as of October 20, 2011.
IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed as of December 18, 2011.

ALBEMARLE CORPORATION

By:	/s/ Karen G. Narwold